EXHIBIT 23.7

CONSENT OF RICHARD RISTO

Alderon Iron Ore Corp.
United States Securities and Exchange Commission

Dear Sirs:

RE: ALDERON IRON ORE CORP.

I, Richard Risto, M.Sc., P.Geo., Senior Associate Geologist of Watts, Griffis and McOuat Limited, do hereby consent to filing of the following report.

Reference is made to the technical report entitled “Feasibility Study of the Rose Deposit and Resource Estimate for the Mills Lake Deposit of the Kamistiatusset (Kami) Iron Ore Property, Labrador for Alderon Iron Ore Corp.” dated effective December 17, 2012, which the undersigned has co-authored on behalf of Watts, Griffis and McOuat Limited for Alderon Iron Ore Corp. (the “Technical Report”).

I hereby consent to the inclusion of references to my name and information derived from, the Technical Report, in this Annual Report on Form 40-F of Alderon Iron Ore Corp., which is being filed with the United States Securities and Exchange Commission.

Dated this 22nd day of March, 2013.

 Sincerely,

“Richard Risto”
Richard Risto M.Sc., P.Geo.

WATTS, GRIFFIS AND McOUAT LIMITED SUITE 400 - 8 KING STREET EAST, TORONTO, CANADA, M5C 1B5
tel: (416) 364-6244    fax: (416) 864-1675    email: info@wgm.ca    web: www.wgm.ca